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                                                                    EXHIBIT 4.14

                                 [FACE OF NOTE]


                       KAUFMAN AND BROAD HOME CORPORATION

                    7-3/4% Senior Note due October 15, 2004

No. R-_________________


                                                             $__________________
                                                               CUSIP 486168 AE 7

         Kaufman and Broad Home Corporation, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to_______________, or registered assigns, the principal sum of________________ Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, The City of New York, on October 15, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 15 and October 15 of each year, commencing April 15, 1998, on said principal sum in like coin or currency, at the rate per annum set forth in the title of this Note at said office or agency from the April 15 or the October 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from October 14, 1997 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after April 1 or October 1, as the case may be, and before the following April 15 or October 15, this Note shall bear interest from such April 15 or October 15; provided, that if the Issuer shall default in the payment of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15 to which interest on the Notes has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from October 14, 1997. The interest so payable on any April 15 or October 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the April 1 or October 1 preceding such April 15 or October 15, whether or not such date is a Business Day; provided that, except as otherwise provided in the Indenture referred to on the reverse hereof, interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the holder entitled thereto at his last address as it appears on the Note register.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:





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KAUFMAN AND BROAD HOME CORPORATION

_______________________________________________
Secretary


_______________________________________________
Chairman and Chief Executive Officer


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.


SUNTRUST BANK, ATLANTA as Trustee


By:__________________________________
Authorized Signatory



                           [FORM OF REVERSE OF NOTE]

                       KAUFMAN AND BROAD HOME CORPORATION
                     7-3/4% Senior Note due October 15, 2004

         This Note is one of a duly authorized issue of 7-3/4% Senior Notes due October 15, 2004 (the "Notes") of the Issuer, limited to the aggregate principal amount of $175,000,000, issued pursuant to an indenture dated as of October 14, 1997 (as the same may be amended or supplemented from time to time, the "Indenture"), (which term, as used herein, includes the Officers' Certificate establishing the terms of the Notes), duly executed and delivered by the Issuer to SunTrust Bank, Atlanta, Trustee (herein called, together with any successor in such capacity, the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes.

         In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all the Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Notes and subject to certain further exceptions. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Note or such other Notes.

         To the extent permitted by, and as provided and subject to the limitations in, the Indenture, the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, may execute


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supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, times and rate, and in the coin and currency, herein prescribed.

         The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000.

         At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         Upon due presentation for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture.

         No service charge shall be made for any such transfer or any such exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         This Note may not be redeemed at the option of the Issuer.

         If at any time there occurs a Change of Control with respect to the Issuer, each Holder of Notes will have the right, at such Holder's option, to require the Issuer to repurchase all of such Holder's Notes, or a portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Change of Control Repurchase Date") that is 30 Change of Control Business Days after the date of the Change of Control at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Repurchase Date, all upon the terms and subject to the conditions set forth in the Indenture.

         If the Consolidated Net Worth of the Issuer at the end of each of any two consecutive fiscal quarters is less than $195,000,000 then the Issuer will make an offer (a "Net Worth Offer") on a date (a "Net Worth Repurchase Date") falling on or before the last day of the next following fiscal quarter, to acquire Notes in an aggregate principal amount equal to 10% of the aggregate principal amount of the Notes initially issued (or such lesser amount of Notes as may be Outstanding at the time such Net Worth Offer is made) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Worth Repurchase Date, all upon the terms and subject to the conditions set forth in the Indenture. In no event shall the failure to meet the minimum Consolidated Net Worth requirement set forth above at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer.

         The Indenture includes a number of restrictive covenants affecting the Issuer and certain of its subsidiaries. These restrictive covenants are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.



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         The Issuer, the Trustee, and any agent of the Issuer or the Trustee, may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions in the Indenture, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note or because of any indebtedness evidenced hereby shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or otherwise, all such liability being (to the extent permitted by law), by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Certain of the Issuer's obligations under this Note and under the Indenture with respect to the Notes may be terminated if the Issuer irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all of the Notes, all upon the terms and subject to the conditions set forth in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         Terms (whether or not capitalized) used in this Note and not defined herein which are defined in the Indenture shall have the respective meanings ascribed thereto in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -  as tenants in common             UNIF GIFT MIN ACT
JT TEN  -  as joint tenants
TEN ENT -  as tenants by the entireties     .................................
           with right of survivorship and                  (Cust)
           not as tenants in common         Custodian .......................
                                                           (Minor)
                                            under Uniform Gifts to Minors Act

                                            .................................
                                                         (State)


    Additional abbreviations may also be used though not in the above list.


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                            ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


_____________________________________________________________________________
(Insert Social Security or Other Identifying Number of Assignee)

_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________________________________
attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _______________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

_______________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.



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